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  CUSIP No 90277W                                       Page 12 of 12 Pages
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                                   Exhibit 4

                                Proxy Agreement
                                    between
                 Alessandra van Gemerden and Eleonora Gherardi


         WHEREAS, Eleonora Gherardi ("Grantor") is beneficial owner of 200,000 shares of voting common stock, par value $0.01 per share (the "Shares"), of ULH Corporation, a Delaware corporation formerly known as UniHolding Corporation (the "Company"); and

         WHEREAS, Grantor wishes to grant Alessandra van Gemerden ("Gemerden") the power to vote and dispose of the Shares; it is

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration:

         1. From the date of execution of this agreement, Grantor hereby appoints Gemerden with full power of substitution, as proxy for Grantor in Grantor's name, place and stead to vote (or refrain from voting) all the Shares at any annual, special or other meeting of the stockholders of the Company , exercising such proxy in Purchaser's sole discretion with respect to any matter on which stockholders of the Company may vote. The Grantor hereby revokes any proxies previously granted with respect to the Shares.

         2. Grantor hereby further appoints and constitutes Gemerden as her true and lawful agent, attorney-in-fact with power to dispose of the Shares for her benefit whenever such disposition, in the discretion of Gemerden shall be requisite, necessary, or advisable, and to do and perform each and every act and thing whatsoever requisite, necessary, or advisable, in each case, in the discretion of Gemerden to be done in the exercise of such rights and powers.

         3. This Proxy and Power of Attorney shall revocable at the option of either Party upon ninety days notice by executing and delivering a written revocation to the other party.

  Acknowledged and agreed, as of this 2nd day of February, 2001



  By:    /S/ ELEONORA GHERARDI
         ------------------------
         Eleonora Gherardi